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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 4, 2016
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 4, 2016, PG&E Corporation will post on its website an earnings announcement disclosing its financial results and the financial results of its subsidiary, Pacific Gas and Electric Company ("Utility"), for the quarter ended March 31, 2016.  The earnings announcement is attached as Exhibit 99.1 to this report.  PG&E Corporation also will hold a webcast conference call to discuss financial results and management's business outlook.  The earnings announcement contains information about how to access the webcast.  The slide presentation, which includes supplemental information relating to PG&E Corporation and the Utility, will be used by management during the webcast and is attached as Exhibit 99.2 to this report.  The Exhibits will be posted on PG&E Corporation's website at www.pgecorp.com under the "Investors" tab.
The information included in this Current Report on Form 8-K is being furnished, and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section.

Item 7.01 Regulation FD Disclosure

The information included in the Exhibits to this report is incorporated by reference in response to this Item 7.01, is being furnished, and shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section.
Item 9.01 Financial Statements and Exhibits

Exhibits

The following Exhibits are being furnished, and are not deemed to be filed:
Exhibit 99.1	PG&E Corporation earnings announcement dated May 4, 2016
Exhibit 99.2	Slide presentation relating to webcast conference call

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.
PG&E CORPORATION

	By:	/s/ Dinyar B. Mistry
Dated: May 4, 2016		Dinyar B. Mistry Senior Vice President, Human Resources, and Controller

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ Dinyar B. Mistry
Dated: May 4, 2016		Dinyar B. Mistry Senior Vice President, Human Resources, Chief Financial Officer, and Controller

Exhibit Index

Exhibit 99.1	PG&E Corporation earnings announcement dated May 4, 2016
Exhibit 99.2	Slide presentation relating to webcast conference call